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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in the registration statement of Cambrex Corporation (the "Company") on this Form S-3 (the "Registration Statement") of our report dated January 19, 1995, on our audits of the consolidated financial statements of the Company as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994. We also consent to the incorporation by reference in the Registration Statement of our report dated December 27, 1994, on our audit of the combined financial statements of the Nobel/Profarmaco Group as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, which report is included in the Amendment No. 1 to Current Report on Form 8-K filed by the Company on Form 8-K/A. We also consent to the reference to our firm under the caption "Experts."


                                          /s/  COOPERS & LYBRAND L.L.P.

                                          Coopers & Lybrand L.L.P.

Parsippany, New Jersey

July 17, 1995